Exhibit 99.1

This press release may not be published or distributed, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. The New Offer is not being made to, nor will any tender of shares be accepted from or on behalf of, holders in such jurisdictions or elsewhere where their participation requires further documentation, filings or other measures in addition to those required by Swedish law. Shareholders in the United States should refer to the section titled “Special notice to shareholders in the United States” at the end of this announcement.

This is a translation of the original Swedish language press release. In the event of any discrepancies, the original Swedish wording shall prevail.

Press Release
14 July 2014

Lexmark International Technology announces a new and higher recommended cash offer to the shareholders of ReadSoft and withdraws its previously announced cash offer

Summary

Lexmark International Technology hereby withdraws its previously announced cash offer for the shares in ReadSoft, with the offer price SEK 43.00 per share.

Concurrently Lexmark International Technology hereby announces a new cash offer for the shares in ReadSoft with an offer price of SEK 50.00 per share. The board of ReadSoft has unanimously recommended the shareholders of ReadSoft to accept the new offer.

Lexmark International Technology's decision to withdraw the previously announced offer is based on the announcement on 7 July 2014 by Hyland Software UK Ltd of a superior cash offer and Hyland Software UK Ltd announcing that it controls approximately 10.9 percent of the shares in ReadSoft.

The new offer represents a premium of more than 11 per cent compared to the offer price under the competing offer announced by Hyland Software UK Ltd.

Shareholders who have already accepted the previous cash offer of Lexmark International Technology, and wish to accept the new offer announced by Lexmark International Technology need to actively accept the new offer. An offer document containing instructions for such acceptance, together with ancillary acceptance forms, are expected to be made available around 6 August 2014.

The acceptance period for the new offer is expected to end around 28 August 2014.

Comment from Lexmark:
"We remain convinced that Lexmark and ReadSoft are a perfect strategic combination. Lexmark has the financial strength, size and stability required for the business to reach its full potential, and will be the best home for ReadSoft and its employees. We have therefore decided to withdraw our initial offer and announce a new offer of SEK 50.00 per share. We believe that we have presented a generous offer, which is confirmed by the strong support and commitment from the founders and by the unanimous recommendation from the Board of Directors, and look forward to start our new journey together with the employees of ReadSoft”, said Paul Rooke, Lexmark Chairman and CEO.

Background

On 6 May 2014, Lexmark International Technology S.A. ("Lexmark International Technology"), a wholly-owned subsidiary of Lexmark International Inc. ("Lexmark"), announced a recommended public offer to the shareholders in ReadSoft AB (publ) (“ReadSoft” or the “Company”) to sell their shares in ReadSoft to Lexmark International Technology (the "Initial Lexmark Offer"). Lexmark International Technology offered SEK 40.05 in cash per share in ReadSoft.

On 19 June 2014, Lexmark International Technology announced an increase of the offer price under the Initial Lexmark Offer from SEK 40.05 per share to SEK 43.00 per share, in response to a competitive offer for the shares in ReadSoft that was announced by Hyland Software UK Ltd on 18 June 2014 ("Hyland" and the "Hyland Offer"). The acceptance period of the Initial Lexmark Offer was extended up to and including 14 July 2014.

On 7 July 2014, Hyland issued a press release, whereby Hyland announced an increase of the offer price under the Hyland Offer from SEK 42.86 per share to SEK 45.00 per share (the "Hyland July Announcement").

In the Hyland July Announcement it is also stated that Hyland has entered into agreements and performed acquisitions resulting in Hyland controlling 3,350,600 class B shares in ReadSoft, corresponding to approx.10.9 per cent of all outstanding shares in ReadSoft (the "Hyland Control").

Lexmark International Technology has set forth certain conditions for the completion of the Initial Lexmark Offer.

Completion of the Initial Lexmark Offer is conditional on e.g.:

(i)
The Initial Offer being accepted to such an extent that Lexmark International Technology becomes the owner of shares representing more than 90 per cent of the shares in ReadSoft on a fully diluted basis (the "Acceptance Condition"); and

(ii)
No other party announcing an offer to acquire shares in ReadSoft on terms that are more favorable to the shareholders of ReadSoft than those of the Initial Lexmark Offer (the "No Superior Offer Condition").

Lexmark International Technology has reserved the right to withdraw the Initial Lexmark Offer in the event that either the Acceptance Condition or the No Superior Offer Condition is not satisfied or cannot be satisfied. With regard to the non-satisfaction of the No Superior Offer Condition, the Initial Offer may only be withdrawn subject to such non-satisfaction being of material importance to Lexmark International Technology's acquisition of ReadSoft or if otherwise approved by the Swedish Securities Council.

Lexmark International Technology has reserved the right to waive, in whole or in part, the No Superior Offer Condition but not the Acceptance Condition. Hence, Lexmark International Technology cannot complete the Initial Lexmark Offer at a lower level of acceptance than as set out in that condition.

Withdrawal of the Initial Lexmark Offer

Lexmark International Technology hereby withdraws the Initial Lexmark Offer. Any acceptances of the Initial Lexmark Offer already made by the shareholders of ReadSoft are automatically cancelled without any further action.

The Hyland July Announcement effectively results in the non-satisfaction of the No Superior Offer Condition and the Acceptance Condition.

The Hyland Control represents a control stake of approx. 10.9 per cent of the shares in ReadSoft. Hence, the Acceptance Condition cannot be satisfied and the Initial Lexmark Offer can therefore not be completed.

Withdrawal towards convertible holders

Outside of the Initial Lexmark Offer, Lexmark International Technology has offered the participants in ReadSoft's incentive program for employees reasonable treatment with respect to their holdings of convertibles in ReadSoft issued thereunder. The offer to the participants has been made conditional upon the completion of the Initial Lexmark Offer. The withdrawal of the Initial Lexmark Offer results in the concurrent withdrawal of the offer to the participants. The participants will however be offered reasonable treatment with respect to their holdings under the new cash offer announced by Lexmark International Technology as set out below.

New Recommended Cash Offer

Concurrently with the withdrawal of the Initial Lexmark Offer, Lexmark International Technology hereby announces a new recommended cash offer (the "New Offer") to the shareholders of ReadSoft. The class B shares in ReadSoft are admitted to trading on NASDAQ OMX Stockholm.

Lexmark International Technology offers SEK 50.00 in cash per share in ReadSoft, irrespective of share class.1 The total offer value under the New Offer for all shares in ReadSoft amounts to approximately SEK 1,534,000,000.2

The New Offer of SEK 50.00 represents a premium of:

•	8.0 per cent compared to the closing share price of SEK 46.30 per class B share in ReadSoft on NASDAQ OMX Stockholm on 11 July 2014, the last trading day before the announcement of the New Offer;

•	27.0 per cent compared to the volume-weighted average share price of SEK 39.37 of the Company's class B shares on NASDAQ OMX Stockholm during the last three months prior to 11 July 2014;

•	7.8 per cent compared to the fifty-two week high share price of SEK 46.40 of the Company's class B shares on NASDAQ OMX Stockholm during the last twelve months prior to 11 July 2014; and

•
180.6 per cent compared to the volume-weighted average share price of 17.82 of the Company's class B shares on NASDAQ OMX Stockholm during three months prior to the announcement of the Initial Lexmark Offer (i.e. prior to 6 May 2014); and

•	11.1 per cent compared to the Hyland Offer of SEK 45.00 per share.

▪	The Board of Directors of ReadSoft unanimously recommends the Company’s shareholders to accept the New Offer.

▪
The founders of ReadSoft, Messrs. Lars Appelstål and Jan Andersson, representing in aggregate 22.9 per cent of the shares and 42.9 per cent of the votes in ReadSoft3, have undertaken to accept the New Offer.

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1 Based on 30,686,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

2 Based on 30,686,744  shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

▪	The acceptance period is expected to commence around 7 August 2014 and end around 28 August 2014. Settlement is expected to begin around 4 September 2014.

▪
Shareholders who have already accepted the Initial Lexmark Offer, and wish to accept the New Offer need to actively accept the New Offer. An offer document containing instructions for such acceptance, together with ancillary acceptance forms, are expected to be made available around 6 August 2014.

Background and reasons for the New Offer

Since 2010 Lexmark has been investing in the enterprise content management (“ECM”), business process management (“BPM”), intelligent data capture and search software markets. The Company acquired Perceptive Software, Inc. (“Perceptive Software”), a leading provider of ECM software and document workflow solutions in 2010. Since the acquisition of Perceptive Software, Lexmark has made nine additional software acquisitions as Lexmark continues the transition from a hardware-centric company to a solutions company providing end-to-end solutions that allow customers to bridge the paper and digital worlds and the unstructured and structured content/process worlds.

Lexmark believes that ReadSoft’s business complements Lexmark’s existing portfolio of software offerings offered by the Perceptive Software segment. A combination of the Perceptive Software segment and ReadSoft would facilitate the continued evolution of Perceptive Software’s software platform and enable Lexmark to satisfy two of its objectives – building out Perceptive Software’s document processing capabilities and expanding Perceptive Software’s footprint in Europe.

Lexmark places great confidence in ReadSoft’s management team, who it expects will continue to play an important role in developing and executing the growth plans for Lexmark’s Perceptive Software segment. Lexmark supports ReadSoft’s effort to become the leading supplier in document process automation, the rapid expansion in cloud-based solutions and its continued development of its document automation platform. Lexmark believes this approach being taken by ReadSoft, together with Lexmark’s considerable world-wide resources, will further strengthen ReadSoft’s leadership position. Lexmark plans to integrate ReadSoft with Lexmark’s Perceptive Software segment. As this segment of Lexmark’s business is expected to continue to grow and until Lexmark has fully developed its integration plans, Lexmark does not intend to make material changes to the terms or places of employment for ReadSoft’s employees in the near term.

Economical terms and conditions - New Offer

Lexmark International Technology offers SEK 50.00 in cash per share in ReadSoft, irrespective of share class.4 In the event that ReadSoft should pay any dividend or make any other value transfer prior to the settlement of the New Offer, the price per share in the New Offer will be reduced correspondingly.

The New Offer does not include the convertibles issued in May 2011, October 2011, April 2012 and April 2013 as part of ReadSoft’s incentive programs for employees. Outside of the New Offer, Lexmark International Technology will offer the participants in the programs a reasonable treatment with respect to their holdings.

The New Offer of SEK 50.00 represents a premium of:

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3 Based on 30,686,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

4 Based on 30,686,744  shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

•	8.0 per cent compared to the closing share price of SEK 46.30 per class B share in ReadSoft on NASDAQ OMX Stockholm on 11 July 2014, the last trading day before the announcement of the New Offer;

•	27.0 per cent compared to the volume-weighted average share price of SEK 39.37 of the Company's class B shares on NASDAQ OMX Stockholm during the last three months prior to 11 July 2014;

•	7.8 per cent compared to the fifty-two week high share price of SEK 46.40 of the Company's class B shares on NASDAQ OMX Stockholm during the last twelve months prior to 11 July 2014; and

•
180.6 per cent compared to the volume-weighted average share price of 17.82 of the Company's class B shares on NASDAQ OMX Stockholm during three months prior to the announcement of the Initial Lexmark Offer (i.e. prior to 6 May 2014); and

•	11.1 per cent compared to the Hyland Offer of SEK 45.00 per share.

The total offer value under the New Offer for all shares in ReadSoft amounts to approximately SEK 1,534,000,000.5

No commission will be charged in connection with the New Offer.

Recommendation from the Board of Directors of ReadSoft

The Board of Directors of ReadSoft unanimously recommends the Company’s shareholders to accept the New Offer. Please see the separate press release from the Board of Directors of ReadSoft.

The Company has entered into a transaction agreement with Lexmark International Technology regarding the New Offer, which will be disclosed in its entirety in Lexmark International Technology’s offer document. The agreement has substantially the same terms and conditions as the transaction agreement entered into by and between the Company and Lexmark International Technology on the 5 May 2014, which was disclosed in the offer document to the Initial Lexmark Offer made available on 21 May 2014. The agreement includes inter alia a provision that the Company shall not conduct discussions or negotiate with any other party regarding a competing offer or otherwise support such offer unless this represents at least 7 percent higher value for the shareholders than the New Offer or a revised offer from Lexmark International Technology.

Shareholding and support from shareholders in ReadSoft

The founders of ReadSoft, Messrs. Lars Appelstål and Jan Andersson (personally and via personal holding companies), representing in aggregate 22.9 per cent of the shares and 42.9 per cent of the votes in ReadSoft6, have undertaken to accept the New Offer (the "Undertakings").

The Undertakings will lapse in the event that the New Offer has lapsed or been withdrawn or has not been declared unconditional by the date that is 100 calendar days from the later of this offer announcement or the announcement of a revised offer by Lexmark International Technology that matches or exceeds a competitive offer to acquire all the shares of ReadSoft.

Under the Undertakings Lexmark International Technology has committed to compensate the founders in the event that it declares the New Offer unconditional and acquires the shares of the founders and then sell such acquired shares before 31 December 2015 to a price which is higher than the price
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5 Based on 30,686,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

6 Based on 30,686,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

under the New Offer. The same applies if the acquired shares are tendered in a public takeover offer or if Lexmark International Technology commits to sell or tender the shares in a public takeover offer before 31 December 2015.

Any compensation will correspond to the difference between the offer price under the New Offer (as modified or revised from time to time) and the price at which the shares are sold or the price to which they are tendered in a public takeover offer. Due to the principle of equal treatment of shareholders in public takeover offers, such compensation will also be payable to shareholders who accept the New Offer.

Furthermore, immediately prior to this announcement, Lexmark International Technology has acquired a total of 1,624,077 class B shares in ReadSoft, corresponding to approximately 5.3 per cent of the shares and 3.9 per cent of the votes in ReadSoft7. The price per share paid by Lexmark International Technology under the acquisition amounted to SEK 50.00. The acquisition described above commit Lexmark International Technology to compensate the seller of the shares if those shares are sold before 31 December 2015 at a price which is higher than the consideration received by the seller. The same applies if the shares are tendered in a public takeover offer or if the purchaser commits to sell or tender the shares in a public takeover offer before 31 December 2015, or if Lexmark International Technology before 31 December 2015 acquires any further shares in ReadSoft at a price per share exceeding the consideration paid to the seller.

Any compensation will correspond to the difference between the consideration paid to the seller and the price at which the shares are sold, or the price in the public takeover offer, or the price for which Lexmark International Technology has acquired further shares (as the case may be). Due to the principle of equal treatment of shareholders in public takeover offers, such compensation will also be payable to shareholders who accept the New Offer.

The acquisition of shares and the Undertakings in aggregate represent 1,193,580 class A shares and 7,446,467 class B shares in ReadSoft, i.e. 28.2 per cent of the shares and 46.8 per cent of the votes in ReadSoft8.

Lexmark International Technology's and Lexmark's shareholding in ReadSoft

Except as set forth above, neither Lexmark International Technology, nor Lexmark currently holds or controls any shares in ReadSoft. Neither Lexmark International Technology, nor Lexmark has other than as disclosed above acquired any shares in ReadSoft during the last six months prior to the announcement of the New Offer. Lexmark International Technology does not hold any other financial instruments in ReadSoft that provide a financial exposure equivalent to a holding of shares in ReadSoft.

Conditions for the New Offer

Completion of the New Offer is conditional upon:

1.	the New Offer being accepted to such an extent that Lexmark International Technology becomes the owner of shares representing more than 90 per cent of the shares in ReadSoft on a fully diluted basis;

2.	no other party announcing an offer to acquire shares in ReadSoft on terms that are more favorable to the shareholders of ReadSoft than those of the New Offer;

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7 Based on 30,686,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

8 Based on 30,686,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

3. .
neither the New Offer nor the acquisition of ReadSoft being rendered wholly or partially impossible or significantly impeded as a result of legislation or other regulation, any decision of court or public authority, or any similar circumstance, which is actual or can be anticipated, and which Lexmark International Technology could not reasonably have foreseen at the time of announcement of the New Offer

4.
no circumstances, which Lexmark International Technology did not have knowledge of at the time of announcement of the New Offer, having occurred that have or can be expected to have a material adverse effect upon the Company's sales, results, liquidity, solidity, equity or assets;

5.
no information made public by ReadSoft or disclosed by ReadSoft to Lexmark International Technology being inaccurate, incomplete or misleading in any material respects, and ReadSoft having made public all information which should have been made public; and

6.	ReadSoft not taking any measures that are likely to impair the prerequisites for making or implementing the New Offer.

Lexmark International Technology reserves the right to withdraw the New Offer in the event that it can be established that any of the above conditions is not satisfied or cannot be satisfied. However, with regard to conditions 2-6, the New Offer may only be withdrawn where the non-satisfaction of such condition is of material importance to Lexmark International Technology's acquisition of ReadSoft or if otherwise approved by the Swedish Securities Council.

Lexmark International Technology reserves the right to waive, in whole or in part, one, several or all of the conditions set out above, including, with respect to condition 1, to complete the New Offer at a lower level of acceptance.

Lexmark International Technology announced on 10 June 2014 that it had received the necessary competition clearance for completion of the Initial Lexmark Offer from the relevant competition authorities. In respect of the New Lexmark Offer, no new competition clearance is needed. The New Lexmark Offer is therefore not conditional upon necessary clearance from authorities.

Financing

Lexmark International Technology is not dependent on external financing for the New Offer. Lexmark International Technology will finance the New Offer with available funds. Accordingly, the completion of the New Offer is not conditional upon any financing being obtained. Lexmark has unconditionally and irrevocably guaranteed the due performance of e.g. Lexmark International Technology's payment obligations towards the shareholders of ReadSoft pursuant to the New Offer (if completed).

Due diligence

Lexmark International Technology and Lexmark have, in connection with the preparations for the Initial Lexmark Offer, conducted a limited confirmatory due diligence review of ReadSoft. ReadSoft has confirmed that no information which has not previously been published and which can reasonably be expected to affect the price of the Company's securities has been disclosed to Lexmark International Technology or Lexmark during the course of the due diligence process. No such due diligence process has been conducted by Lexmark International Technology after the announcement of the Initial Lexmark Offer.

Agreement with ReadSoft

Lexmark International Technology and Lexmark, as guarantor, have entered into a transaction agreement with ReadSoft in relation to the New Offer, which will be disclosed in its entirety in the offer document. The agreement has substantially the same terms and conditions as the transaction agreement entered into by and between the Company and Lexmark International Technology on the 5 May 2014, which was disclosed in the offer document to the Initial Lexmark Offer made available on 21 May 2014. The agreement includes inter alia a provision that the Company shall not conduct discussions or negotiate with any other party regarding a competing offer or otherwise support such offer unless this represents at least 7 percent higher value for the shareholders than the New Offer or a revised offer from Lexmark International Technology.

Lexmark International Technology and Lexmark in brief

Lexmark International Technology S.A is a joint stock company incorporated in Switzerland, registered under number CH- 660.1.169.996 (Trade Register Geneva), with registered seat at Meyrin, Canton Geneva with the principal office at Batiment ICC – Bloc D 20, Route de Pre-Bois, Geneve 15, 1215, Switzerland. Lexmark International Technology is a wholly-owned subsidiary of Lexmark. Lexmark International Technology operates Lexmark's and Perceptive Software's business outside North America.

Lexmark is a Delaware corporation and was formed in 1991. In 1995, Lexmark completed its initial public offering and trades on the New York Stock Exchange under the symbol “LXK.” In 2013, Lexmark had sales over $3.6 billion (USD), did business in over 170 countries and employs approximately 12,000 people world-wide. Lexmark’s cash balance as of 31 March 2014 is approximately $1 billion (USD).

Indicative timetable

The acceptance period for the New Offer is expected to commence around 7 August 2014 and end around 28 August 2014. An offer document regarding the New Offer is expected to be made public in conjunction with the commencement of the acceptance period. Settlement will begin as soon as Lexmark International Technology has announced that the conditions for the New Offer have been satisfied or that Lexmark International Technology has otherwise resolved to complete the New Offer. Assuming that such an announcement is made no later than around 1 September 2014, settlement is expected to begin around 4 September 2014.

Lexmark International Technology reserves the right to extend the acceptance period for the New Offer, as well as the right to postpone settlement.

Redemption and de-listing

As soon as possible after Lexmark International Technology becomes the owner of shares representing more than 90 per cent of the outstanding shares in ReadSoft, Lexmark International Technology intends to commence a compulsory acquisition procedure under the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)) to acquire all remaining shares in ReadSoft. In connection therewith, Lexmark International Technology intends to promote a de-listing of the Company's class B shares from NASDAQ OMX Stockholm.

Applicable law and disputes

The New Offer shall be governed by and construed in accordance with the laws of Sweden. The Takeover Rules issued by NASDAQ OMX Stockholm, and the Swedish Securities Council rulings regarding the interpretation and application of the Takeover Rules, including, where applicable, the Swedish Securities Council's interpretation and application of the formerly applicable Rule on Public Offers for the Acquisition of Shares issued by the Swedish Industry and Commerce Stock Exchange Committee (Sw. Näringslivets Börskommitté), apply in relation to the New Offer. In accordance with the Swedish Takeover Act, Lexmark International Technology has undertaken towards NASDAQ OMX Stockholm to comply with the Takeover Rules and to submit to any sanctions that may be imposed by NASDAQ OMX Stockholm upon breach of the Takeover Rules. The courts of Sweden shall have exclusive jurisdiction over any dispute arising out of or in connection with the New Offer and the City Court of Stockholm shall be the court of first instance.

Advisers

Lexmark International Technology has retained Goldman, Sachs & Co. as financial adviser and Bird & Bird as legal advisers.

Further information

For further information about Lexmark and the recommended cash offer for the shares of ReadSoft (including the withdrawal of the Initial Lexmark Offer), please see www.lexmarkinfo.se.

For media questions, please contact:
Birgitta Henriksson, Brunswick Group
Phone: + 46 (0) 70 812 86 39
E-mail: bhenriksson@brunswickgroup.com

This press release was submitted for publication on 14 July 2014 at 8.00 (CET).

Important notice

This is a translation of the original Swedish language press release. In the event of discrepancies, the original Swedish wording shall prevail.

Offer restrictions

The New Offer is not being made to persons whose participation in the New Offer requires that any additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish law. This press release and any documentation relating to the New Offer are not being published in or distributed in or to and must not be mailed or otherwise distributed or sent in or to Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or any other country in which doing so would require any such additional measures to be taken or would be in conflict with any applicable law or regulation (the "Restricted Jurisdiction"). Any such action will not be permitted or sanctioned by Lexmark International Technology. Any purported acceptance of the New Offer resulting from a direct or indirect violation of these restrictions may be disregarded.

The New Offer is not being made, directly or indirectly, in or into any Restricted Jurisdiction by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the Internet) of interstate or foreign commerce, or of any facility of national security exchange, and the New Offer cannot be accepted by any such use, means, instrumentality or facility of, or from within, any Restricted Jurisdiction. Accordingly, this press release and any documentation relating to the New Offer are not being and should not be sent, mailed or otherwise distributed or forwarded in or into any Restricted Jurisdiction.

Lexmark International Technology will not deliver any consideration under the New Offer in or into any Restricted Jurisdiction.

This press release is not being, and must not be, sent to shareholders with registered addresses in any Restricted Jurisdiction. Banks, brokers, dealers and other nominees holding shares for persons in any Restricted Jurisdiction must not forward this press release or any documentation relating to the New Offer to such persons.

Forward-looking statements

Statements in this press release relating to future status or circumstances, including statements regarding future results, growth and other projections regarding development and the other benefits of the New Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as "anticipates", "intends", "expects", "believes", or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Lexmark International Technology. Any such forward-looking statements made herein speak only as of the date on which they are announced. Except as required by the Takeover Rules or applicable law or regulations, Lexmark International Technology expressly disclaims any obligations or undertaking to publicly announce updates or revisions to any forward-looking statements contained in this press release to reflect any change in expectations with regards thereto or any change in events, conditions or circumstances on which such statement is based. The reader should, however, consult any additional disclosures that Lexmark International Technology or ReadSoft has made or may make.

Special notice to shareholders in the United States

The New Offer described in this announcement is subject to the laws of Sweden. It is important for US securities holders to be aware that this document is subject to disclosure and takeover laws and regulations in Sweden that are different from those in the United States. The New Offer is made in the United States in compliance with Section 14(e) of, and Regulation 14E under, the US Securities Exchange Act of 1934, as amended (“Exchange Act”), subject to the exemptions provided by Rule 14d-1(d) under the Exchange Act and otherwise in accordance with the requirements of Swedish law. Accordingly, the New Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the New Offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and laws.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THIS NEW OFFER, PASSED UPON THE FAIRNESS OR MERITS OF THIS ANNOUNCEMENT OR DETERMINED WHETHER THIS ANNOUNCEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.

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